Exhibit 10.9

SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Senior Secured Convertible Note Purchase Agreement (this “Agreement”), dated as of November 16, 2001, is by and between TRX, Inc., a Georgia corporation (the “Company”) and Sabre Investments, Inc., a Delaware corporation (the “Lender”).

SECTION 1

PURCHASE AND SALE OF NOTE

1.1 Issuance and Sale of Convertible Note. Subject to the terms and conditions of this Agreement, the Lender agrees to purchase and the Company agrees to sell and issue to the Lender at the Closing (as defined herein), a senior secured convertible promissory note, in the form attached hereto as Exhibit A (the “Note”), in the principal amount of Fifteen Million Dollars and 00/100 ($15,000,000.00).

1.2 Grant of Warrants. The Company shall grant to the Lender warrants, in the form attached hereto as Exhibit B (the “Warrant Agreement”), to purchase, upon the terms and conditions set forth in the Warrant Agreement, the number of shares of common stock set forth therein.

1.3 Federal Income Tax Allocation. The Company and the Lender hereby acknowledge and agree that the Note and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, (the “Code”). Notwithstanding anything to the contrary contained herein, the Lender and the Company hereby further acknowledge and agree that for United States federal income tax purposes the “issue price,” under principles of Section 1273(b) of the Code (and for purposes of comparable state and local income tax laws) of the Warrant shall equal $1,781,942, and the “issue price” of the Note shall equal $ 13,218,058. The Lender and the Company agree to use the foregoing “issue prices” for all income tax purposes with respect to this transaction.

SECTION 2

CLOSING

2.1 The Closing. The purchase and sale of the Note shall take place at the offices of Long Aldridge & Norman, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, on the date hereof, or at such other time and place as the Company and the Lender may mutually agree upon (the “Closing”).

2.2 Deliveries. At Closing, the Company shall deliver to the Lender the Note to be purchased by the Lender, against payment of the purchase price therefore by wire transfer of good and immediately available funds, the Company and the Lender shall deliver to each other a duly executed Security Agreement, Warrant Agreement and Rights Agreement (defined below) in consideration of entering into the transactions contemplated in this Agreement.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions attached hereto as specifically identifying the subsection of this Section 3 to which each such exception relates, the Company hereby represents and warrants to the Lender as of the date hereof as follows (as used in this Section 3 all references to the “Company” except as explicitly set forth herein, shall be deemed to include Arthur H. Ltd., TRX Fulfillment Services, LLC and TRX Technology Services, L.P. (each a “Subsidiary” and collectively the “Subsidiaries”)):

3.1 Organization and Standing. The Company is duly organized and validly existing under the laws of the state of its organization or formation and is in good standing under such laws. The Company has all requisite corporate or other power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, financial condition or, to the best of the Company’s knowledge, prospects.

3.2 Corporate Power.

(a) The Company, excluding the Subsidiaries, has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Rights Agreement, attached hereto as Exhibit C (the “Rights Agreement”), the Warrant Agreement, the Security Agreement, attached hereto as Exhibit D (the “Security Agreement”) the Pledge Agreement, attached hereto as Exhibit I (the “Pledge Agreement”), the Trademark Collateral Security and Pledge Agreement, attached hereto as Exhibit J (the “Trademark Security Agreement”), the Copyright memoranda attached hereto as Exhibit K (the “Copyright Memoranda”) (the Rights Agreement, Warrant Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Copyright Memoranda are collectively referred to herein as the “Related Agreements”), and, to issue the Note and the warrants pursuant to the Warrant Agreement, as appropriate, with respect to the conversion of the Note and the exercise of the warrants, and to reserve and issue the Company’s common stock contemplated thereby (collectively referred to herein as the “Underlying Stock”), and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby (collectively, the “Transactions”).

(b) The Subsidiaries have all requisite legal and corporate or other power and authority to execute and deliver the Security Agreement, as attached hereto as Exhibit E (the “Subsidiary Security Agreement”) and the Guaranty, as attached hereto as Exhibit F (the “Guaranty”), the Trademark Agreement and the Copyright Memoranda. TRX Fulfillment Services, LLC and Travel Technology, LLC have all requisite legal and corporate or other power and authority to execute and deliver the Pledge Agreement.

3.3 Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.4 Capitalization and Voting Rights.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), and 10,000,000 shares of preferred stock, $.01 par value per share (the “Preferred Stock”). As of the date of this Agreement, there are 11,480,976 shares of Common Stock and no shares of Preferred Stock issued and outstanding, and 96,594 shares of Common Stock held in treasury by the Company.

(b) All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities law. Except as contemplated herein or in the Related Agreements, there are no outstanding options, warrants, conversion rights, preemptive rights, rights of first refusal, rights of first offer, redemption rights, phantom stock, stock appreciation rights, or similar rights presently outstanding to purchase or otherwise acquire from the Company (or for the Company to purchase or otherwise acquire) any securities of the Company and no agreements or understandings with respect thereto. Immediately after the Closing, the capitalization of the Company (including a detailed list of all stockholders in the Company) will be as set forth on Exhibit G attached hereto.

3.5 Authorization and Business.

(a) All corporate action on the part of the Company, excluding the Subsidiaries, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements by the Company, the authorization, sale, issuance (or reservation for issuance) and delivery of the Note, the Warrants and the Underlying Stock and the performance of all of the Company’s obligations hereunder and under the Related Agreements have been taken or will be taken prior to the Closing. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company (except the Subsidiaries), enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company is primarily engaged in the business of providing technology, ticket processing and customer care solutions to the travel industry.

(b) All corporate or other action on the part of each of the Subsidiaries, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Subsidiary Security Agreement and the Guaranty by each Subsidiary and the performance of all of the Subsidiaries’ obligations under the Subsidiary Security Agreement and the Guaranty have been taken or will be taken prior to the Closing. The Subsidiary Security Agreement and the Guaranty constitute valid and legally binding obligations of the Subsidiaries, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) All corporate or other action on the part of each of TRX Fulfillment Services, LLC and Travel Technology, LLC, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Pledge Agreement by each of TRX Fulfillment Services, LLC and Travel Technology, LLC and the performance of all of the their obligations under the Pledge Agreement have been taken or will be taken prior to the Closing. The Pledge Agreement constitutes a valid and legally binding obligation of TRX Fulfillment Services, LLC and Travel Technology, LLC, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.6 Valid Issuance of Note. The Note and warrants, when issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and the Underlying Stock have been duly and validly reserved and, when issued in compliance with the provisions of the Note and warrants, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and the Note and the warrants will be free and clear of any liens or encumbrances except as may be set forth in the Rights Agreement; provided, however, that the Note and the warrants may be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth in the Related Agreements and subject to restrictions on transfer under state and/or federal securities laws, the Note are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

3.7 Offering. Subject in part to the accuracy of the Lender’s representations in Section 4 hereof, the offer, sale and issuance of the Note pursuant to the terms of this Agreement, the grant of the Warrants and the issuance of the Underlying Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state blue sky laws.

3.8 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, and is in compliance (except where non-compliance would not result in a right to terminate) with the lease of all material properties leased by it (and has provided the Lenders with true and complete copies of all such leases), in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. The Company is not in default under or in breach of any material provision of its leases, and the Company holds valid leasehold interests in the properties which it leases. The Company’s material properties and material assets are in reasonably good condition and repair except for ordinary wear and tear.

3.9 Intellectual Property.

(a) Proprietary Information of Third Parties. No third party has claimed to the Company or, to the best of the Company’s knowledge, has reason to claim that any person employed by or affiliated with the Company has (i) violated or may be violating, in any material respect, any of the terms or conditions of any employment, non-competition, or non-disclosure agreement with such third party; (ii) disclosed or utilized, or may be disclosing or utilizing, in any material respect, any trade secret or proprietary information or documentation of such third party without authority to do so; or (iii) interfered or may be interfering, in any material respect, in the employment relationship between such third party and any of its present or former employees. To the best of the Company’s knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer without authority to do so, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated, in any material respect, any confidential relationship that such person may have had with any third party, in connection with the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company’s knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the business of the Company by any officer, director or key employee of the Company, nor the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach, in any material respect, of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

(b) Patents, Trademarks, Etc.

(i) Patents. Section 3.9(b)(i) of the Schedule of Exceptions sets forth a true, complete and correct list of all U.S. and foreign patents (including, without limitation, certificates of invention and other patent equivalents), patent applications, and invention disclosures owned by the Company.

(ii) Trademarks. Section 3.9(b)(ii) of the Schedule of Exceptions sets forth a true, complete and correct list of all common law or registered trademarks and service marks, pending applications for trademark and service mark registrations, trade dress, trade names, and domain names owned by the Company or used, held for use or necessary for use in the Company’s business. The term trademark expressly includes, but is not limited to, all icons, logos, slogans, or other indicia of source or sponsorship.

(iii) Copyrights. Section 3.9(b)(iii) of the Schedule of Exceptions sets forth a true, complete and correct list of all registered copyrights, pending copyright registrations, material unregistered copyrights and mask works owned by the Company.

(iv) Licenses. Section 3.9(b)(iv) of the Schedule of Exceptions sets forth a true, complete and correct list of all material license agreements to use the intellectual property of others to which the Company is a party (other than licenses to commercially available “shrink-wrap” general office and accounting software).

(v) Software. Section 3.9(b)(v) of the Schedule of Exceptions sets forth a true, complete and correct list of all software owned by the Company that is material to the operation of the Company’s business (other than commercially available “shrink-wrap” general office and accounting software).

(vi) License Rights. The license agreements set forth in Section 3.9(b)(iv) of the Schedule of Exceptions to the best of the Company’s knowledge (a) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder, to the best knowledge of the Company, by any other party thereto, (b) license or permit that which they purport to license or permit, (c) are free and clear of all material liens, claims or encumbrances, and (d) do not contain any provisions that will become applicable or inapplicable as a result of the consummation of the Transactions. The Company has been in the past and is now in compliance with such licenses in all material respects.

(vii) Know-How and Trade Secrets. To the best of the Company’s knowledge, the Company owns or has the rights to all know-how and trade secrets that are material to the current operation of the Company’s business. Know-how includes, but is not limited to, scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of the business of the Company. The term “trade secret” includes, but is not limited to, any formula, design, device or compilation of information that is used or held for use by the Company in its business, that gives the Company an advantage or opportunity for advantage over competitors who do not have or use the same, and that is not generally known by the public. The Company has taken commercially appropriate measures to protect in all material respects the confidential and proprietary nature of the information necessary or materially related to its business that has not been published and is not generally known to the public.

(viii) Intellectual Property. The U.S. and foreign patents, the pending applications for U.S. and foreign patents, the invention disclosures to governmental authorities, the registered trademarks and service marks, the pending applications for trademark and service mark registrations, the registered copyrights, the pending copyright registrations, the mask works and the software listed in Sections 3.9(b)(i), (ii), (iii), (iv) and (v) of the Schedule of Exceptions and, to the best of the Company’s knowledge, common law trademarks and service marks, trade dress and trade names are not the product of a joint invention or authorship where at least one of the inventors or authors was not an employee of the Company and was not otherwise obligated by a contract to assign all of his or her rights to the Company.

3.10 Material Contracts and Other Commitments.

(a) Except for the Related Agreements, there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) Except for the agreements explicitly contemplated by this Agreement and the Related Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 annually or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

(c) The Company has not in 2001 (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $100,000, (iii) made any loans or advances over $10,000 to any person, or had over $100,000 of such loans or advances outstanding in the aggregate at any one time, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its material assets or material rights. The Company is current in the payment of all of its debts, accounts payable and lease obligations.

(d) All the contracts, agreements and instruments representing payments of or to the Company in excess of $250,000 annually to which the Company is a party (whether written or oral) are listed on Section 3.10(a) of the Schedule of Exceptions and such contracts, agreements and instruments are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. True and complete copies except for certain confidential information that has been redacted of all contracts, agreements and instruments listed on Section 3.10(d) of the Schedule of Exceptions have been provided to the Lender or have been made available to Lender’s counsel in the case of certain confidential agreements identified in writing to such counsel. The Company is not in material default under any contract set forth on Section 3.10(d) of the Schedule of Exceptions, and, to the best of the Company’s knowledge, no other party to any such contract is in material default.

3.11 Litigation. There are (i) no actions, suits, proceedings, or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or its properties before any court or governmental agency (and, to the best of the Company’s knowledge, there is no basis thereof), and (ii) to the best of the Company’s knowledge, no actions, suits, proceedings or investigations are pending or threatened against its employees that may relate to their employment with, or conduct on behalf of, the Company, or that question the validity of this Agreement, the Related Agreements or any action taken or to be taken in connection herewith or therewith. The foregoing includes, without limitation, to the knowledge of the Company, any action, suit, proceeding or investigation pending or currently threatened against the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or Lenders in, the Company or its proposed business. The Company is not a party or subject to any writ, order, decree, injunction or judgment of any court, governmental agency, or instrumentality (nor, to the best of the Company’s knowledge, is there any reasonable basis or threat thereof). There is no material action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

3.12 Taxes. The Company has timely filed all tax returns and reports (federal, state and local) as required by law and such returns and reports are true and correct in all material respects and have been provided to the Lender. The Company has paid all taxes and other assessments due. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, and there are no actions, suits, claims, or to the best of the Company’s knowledge any proceedings or investigations now pending against the Company with respect to any tax or assessment or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and, to the best of the Company’s knowledge, there is no basis for the assertion of any additional taxes as assessments against the Company. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (“Code”), to be treated as an S Company or a collapsible Company pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse effect on the business, properties, financial condition or, to the best of the Company’s knowledge, prospects of the Company. The Company has never had any tax deficiency proposed or assessed against it. The Company has never been audited by governmental authorities. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

3.13 Insurance. The Company has in full force and effect property, general liability, automobile liability and crime insurance policies with recognized insurers subject to deductibles and in the Company’s reasonable judgment, such insurance is sufficient in amount, subject to reasonable deductibles, to allow the Company to replace any of the Company’s material properties that may be damaged or destroyed.

3.14 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

3.15 Proprietary Information Agreements. Each key employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company is not aware that any of such persons are in violation thereof. Each current contractor to the Company that has had access to the Company’s confidential information has executed a written agreement under which, among other things, each such contractor is obligated to maintain the confidentiality of the Company’s confidential information. The Company is not aware that any such contractors are in violation thereof.

3.16 Registration Rights and Voting. Except as provided in the Rights Agreement, the Company is not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the best of the Company’s knowledge, except as provided in the Rights Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of the Company’s securities.

3.17 Governmental Consents.

(a) To the best of the Company’s knowledge, no consent, approval, qualification or authorization of registration, designation, declaration or filing with, any local, state or federal governmental authority on the part of the Company, excluding the Subsidiaries, is required in connection with the valid execution, delivery or performance of this Agreement or the Related Agreements, or the offer, sale or issuance of the Note and the Underlying Stock or the grant of the Warrants, or the consummation of any of the Transactions, except such additional filings as necessary to comply with applicable state and federal securities laws, and with applicable general corporate laws of the various states.

(b) To the best of the Company’s knowledge, no consent, approval, qualification or authorization of registration, designation, declaration or filing with, any local, state or federal governmental authority on the part of the Subsidiaries is required in connection with the valid execution, delivery or performance of or the consummation of any of the Transactions, except such additional filings as necessary to comply with applicable state and federal securities laws, and with applicable general corporate laws of the various states.

3.18 Environmental and Safety Laws. To the best of the Company’s knowledge, the Company is not, and has not been, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures have been or are required in order to comply with any such existing statute, law, or regulation.

3.19 Related Party Transactions. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors). To the best of the Company’s knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as they relate to any such person’s employment with the Company or ownership of capital stock or other securities of the Company, or such contracts that are on terms and conditions that the Company would have entered into with third parties on an arms length basis, or as otherwise contemplated by this Agreement or the Related Agreements).

3.20 Financial Statements, (a) Section 3.20(a) of the Schedule of Exceptions contains a true and complete copy of:

(i) the audited balance sheet of the Company, on a consolidated basis, as of December 31, 2000 and the related audited statements of operations and cash flows of the Company for the year ended December 31, 2000; and

(ii) the unaudited balance sheet of the Company, on a consolidated basis, as of September 30, 2001 and the related unaudited statements of operations and cash flows of the Company, on a consolidated basis, for the nine-month period ended September 30, 2001 (the financial statements referred to in clauses (i) and (ii) of this Section 3.20(a) being collectively referred to as the “Financial Statements”).

(b) The Financial Statements have been prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements do not contain all of the required footnotes or normal recurring year-end adjustments) applied on the consistent basis during the respective periods covered thereby. The Financial Statements are correct and complete and present fairly the financial position of the Company at the date of the balance sheets included therein and the results of operations and cash flows of the Company for the respective periods covered by the statements of operations and cash flows included therein. Since the date of the Financial Statements (i) there has been no material adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, and (ii) none of the business, financial condition, operations, property, affairs or, to the knowledge of the Company, prospects of the Company has been materially and adversely affected by any occurrence or development, individually or in the aggregate, whether or not covered by insurance.

3.21 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or of any provisions that could result in the right to terminate of any material mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of any federal or state statute, rule or regulation applicable to the Company which could, individually or in the aggregate, materially and adversely affect the business, assets, liabilities, financial condition, operations or, to the knowledge of the Company, prospects of the Company. The execution, delivery and performance of and compliance with this Agreement, the Related Agreements, the Subsidiary Security Agreement, the Guaranty, and the consummation of the Transactions will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its properties or assets.

3.22 Permits. To the best of the Company’s knowledge, the Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.23 Employees. There are no strike, labor dispute or union organization activities pending or threatened between the Company and its employees. To the best of the Company’s knowledge, none of the Company’s employees belongs to any union or collective bargaining unit. The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the knowledge of the Company, no employee of the Company is believed to be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. To the best of the Company’s knowledge, no officer or key employee, or that any group of key employees, intends to terminate their employment with the Company. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company or the applicable officer or employee.

3.24 Changes. Since September 30, 2001, other than in the ordinary course of business, there has not been:

(a) any material change in the assets, liabilities, financial condition, or operating results of the Company, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(c) any waiver or compromise by the Company of a material right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, financial condition or, to the knowledge of the Company, prospects of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(e) any new material contract or changes in the material terms of any material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

(f) any material change in any compensation arrangement or agreement with any key employee, officer, director or stockholder;

(g) any sale, assignment, or transfer of any of the Company Intellectual Property;

(h) any resignation or termination of employment of any key officer of the Company;

(i) receipt of notice that there has been a loss of, or material order cancellation or reduction by, any material customer of the Company;

(j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside, or payment of any dividend or other distribution of the Company’s assets in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m) to the best of the Company’s knowledge, any other event or condition of any character that has materially and adversely affected the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

(n) any agreement or commitment by the Company to do any of the things described in this Section 3.24.

3.25 Corporate Documents. The Articles of Incorporation and Bylaws of the Company are in the forms provided to the Lender. The copy of the minute books of the Company provided to the Lender contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and, except for certain confidential information that has been redacted, accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects. Neither the Company stockholders nor the Company’s Board of Directors have any current obligation relating to the merger, consolidation, sale of all or a substantial portion of the assets or business, liquidation, dissolution or any other reorganization of the Company.

3.26 Business Plan. The business plan, dated April 2001, which relates to the Company’s 2001, 2002 and 2003 fiscal years and the updated financial projections and attached hereto as Schedule 3.26 (collectively, the “Business Plan”) was prepared in good faith by the Company and does not, to the best of the Company’s knowledge, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained therein, the Company represents only that such assumptions, projections, expressions of opinion or predictions were made in good faith and that the Company believes that there was a reasonable basis therefor. The Registration Statement of the Company filed on February 18, 2000, as amended, was true and correct at the time filed with the Securities and Exchange Commission.

3.27 Compliance with Laws. The operations of the Company have been conducted, in all material respects, in compliance with all material laws, rules and regulations applicable to the Company or its material properties and material assets (“Applicable Laws”). The Company has not received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any Applicable Law, and to the best knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any Applicable Law has been threatened or contemplated.

3.28 Real Property Holding Company. The Company is not a “United States real property holding Company,” as that term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2(b).

3.29 Broker’s and Finders’ Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the Transactions.

3.30 Disclosure. The Company has provided the Lender with all of the information which the Lender has requested in connection with the execution of this Agreement and the purchase of the Note except for information Lender’s counsel and the Company’s counsel agreed was not going to be provided related to (i) circumstances which could reasonably result in litigation, (ii) judgments, injunctions, consent decrees or cease and desist orders affecting the particular industry sector of the Company, (iii) proposed legislation affecting the operation, business or services provided by the Company; (iv) descriptions of or letters of intents for or unexecuted contracts for any unconsummated plans of mergers, acquisitions, dispositions, consolidations, sales of assets or sales of equity, (v) lists of all attorneys who have represented the Company, (vi) contracts representing payments of or to the Company of less than $250,000 annually, (vii) lists of the involvement of officers, directors or employees in criminal proceedings or civil litigation, (viii) immaterial correspondence with governmental agencies, (ix) descriptions of circumstances that may prevent the marketability of the products developed or currently being developed by the Company, (x) confidential information and strategies related to certain customers and potential partners, (xi) past financial projections, (xii) powers of attorney, agency or representation agreements or (xiii) lists of independent sales persons or distributors and copies of any distribution, dealer, sales agency, advertising or consignment agreements. No representation or warranty of the Company contained in this Agreement, the Related Agreements, the Schedule of Exceptions, any certificate or instrument furnished or to be furnished to the Lender at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE LENDERS

The Lender represents and warrants to the Company as follows:

4.1 Investment Experience. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Lender is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Lender is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2 Investment. The Lender is acquiring the Note and the related Warrants for investment for the Lender’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Lender understands that the Note, Warrant Agreement and the Underlying Stock have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

4.3 Rule 144. The Lender acknowledges that the Note, warrants and the Underlying Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Lender is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three (3) month period not exceeding specified limitations. Except as set forth in the Rights Agreement, the Lender understands that the Company is under no obligation to register the shares under the Securities Act or any state securities laws or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Act) in order to permit the Lender to sell, transfer or otherwise dispose of the Note, warrants or the Underlying Stock. Accordingly, the Lender recognizes that the Note, warrants and the Underlying Stock will not be freely transferable and understands and acknowledges that it must continue to bear the economic risk of the investment in the Note, warrants and the Underlying Stock for an indefinite period.

4.4 No Public Market. The Lender understands that no public market now exists, and that a public market may never exist, for any of the securities of the Company.

4.5 Authorization; Corporate Power. The Lender has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements and the Transactions. This Agreement and each of the Related Agreements, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.6 Broker’s and Finders’ Fees. The Lender has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the Transactions.

4.7 Legends. It is understood that the Note shall bear the following legends as appropriate:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.8 Economic Risk. The Lender represents and warrants that it is able to bear the economic risk of losing Lender’s entire investment in the Company, which is not disproportionate to Lender’s net worth, and that Lender has adequate means of providing for Lender’s current needs and contingencies without regard to the investment in the Company.

4.9 Lender’s Sophistication. The Lender represents and warrants that, to the extent Lender has deemed necessary, Lender has consulted with Lender’s attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Agreement and all documents relating thereto on Lender’s behalf. To the extent that Lender has deemed necessary, Lender has been represented by a purchaser representative (who has been selected by Lender and who is not affiliated with or compensated by the Company or any of its affiliates) concerning this transaction. Lender, Lender’s advisors and/or Lender’s purchaser representative have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risk of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Lender’s interest in connection with Lender’s purchase of the Note, warrants and the Underlying Stock, without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act.

4.10 Ability to Obtain Information. The Lender acknowledges that Lender, Lender’s advisors and/or Lender’s purchaser representative have had an opportunity to ask questions of and to receive answers from the officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the offering of the Note, warrants and the Underlying Stock; and (ii) necessary to verify the accuracy of any information, documents, projections, books and records furnished. All such materials and information requested by Lender, Lender’s advisors and/or Lender’s purchaser representative (including information requested to verify information previously furnished) has been provided to Lender or have been made available to Lender’s Counsel in the case of certain confidential agreements identified in writing to such counsel.

4.11 Non-Limitation. The foregoing representations and warranties, however, do not limit or modify the representations and warranties of the Company in Section 3 of the Agreement or the right of the Lender to rely thereon.

SECTION 5

CONDITIONS OF THE LENDER’S OBLIGATIONS AT THE CLOSING

The obligations of the Lender under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as if made on and as of the Closing.

5.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

5.3 Blue Sky Compliance. The Company shall have complied with, and the offer and sale of the Note and the grant of the warrants pursuant to this Agreement shall be effective under, all state securities, or “blue sky,” laws applicable thereto.

5.4 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the Transactions and all documents and papers relating to such Transactions shall be satisfactory to the Lender, in the reasonable exercise of the judgment of the Lender. The Company shall have delivered to the Lender a certificate dated as of the Closing, signed by an officer of the Company certifying that the conditions set forth in above Sections 5.1 and 5.2 have been satisfied.

5.5 Rights Agreement. The Company, the Lender and BCD Technology S.A. shall have entered into the Rights Agreement in the form attached hereto as Exhibit C.

5.6 Security Agreements. The Company and the Lender shall have entered into the Security Agreement, Pledge Agreement, Trademark Security Agreement and the Copyright Memoranda in the form attached hereto as Exhibits D, I, J and K.

5.7 Subsidiary Agreements. Each of the Subsidiaries and the Lender shall have entered into the Subsidiary Security Agreement, Guaranty, Pledge Agreement, Trademark Security Agreement and Copyright Memoranda in the forms attached hereto as Exhibits E, F, I, J and K.

5.8 Opinion of Counsel. There shall have been delivered to the Lender an opinion of Long Aldridge & Norman LLP, counsel to the Company, in form and substance satisfactory to the Lender and its counsel in the exercise of their reasonable judgment.

5.9 Employment and Consulting Agreements. The employment agreements of each of the persons identified on Exhibit H hereto shall not have been terminated and shall be in full force and effect in accordance with their terms.

5.10 Good Standing Certificate. There shall have been delivered to the Lender a certificate of existence, as of the most recent practicable date, from the Secretary of State of the State of Georgia.

5.11 Officer’s Certificate. There shall have been delivered to the Lender from the Secretary of the Company certified copies of (i) resolutions of the Board of Directors of the Company and each Subsidiary evidencing the approval of the Transactions, (ii) the Company’s Articles of Incorporation, and (iii) the Company’s Bylaws.

5.12 Warrants. The Company shall have granted and entered into a Warrant Agreement, in the Form attached hereto as Exhibit B.

5.13 Expenses. Subject to the limitation set forth in Section 8.10, the Company shall have paid the out-of-pocket expenses of the Lender, including without limitation, attorneys’ fees as required by Section 8.10 of this Agreement.

SECTION 6

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Lender contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

6.2 Blue Sky Compliance. The offer and sale of the Note pursuant to this Agreement, and the grant of the warrants, shall be effective under the securities laws of any applicable states as necessary to offer and sell the Note, and grant the warrants, to the Lender.

6.3 Performance. The Lender shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by the Lender as of the Closing.

6.4 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Lender in connection with the Transactions and all documents and papers relating to such Transactions shall be satisfactory to the Company, in the reasonable exercise of the judgment of the Company. The Lender shall have delivered to the Company a certificate dated as of the Closing, signed by an officer of the Lender certifying that the conditions set forth in above Sections 6.1 and 6.3 have been satisfied.

SECTION 7

POST-CLOSING COVENANTS OF THE COMPANY

7.1 Securities Laws Compliance. The Company shall make in a timely manner any filings required by the securities or blue sky laws of any applicable jurisdiction.

7.2 Reservation of Securities. For so long as the Lender shall have any right, whether contingent or otherwise, to receive Common Stock upon exercise of the warrants pursuant to the Warrant Agreement, or Common Stock upon conversion of the Note, the Company shall reserve and keep available, out of its authorized but unissued capital stock, the full number of securities deliverable upon exercise of all outstanding warrants, the conversion of the Note and upon exercise or conversion of any Underlying Stock into which the warrants and/or Note are exercisable or convertible, and the Company shall, at its own expense, take all such actions and obtain such permits and orders as may be necessary to enable the Company lawfully to issue all such securities.

7.3 Litigation. The Company shall provide the Lender with copies of all documents related to any material action, suit, proceeding or investigation pending or threatened against the Company or its properties within thirty (30) days after filing or after receipt, whichever date is earlier.

7.4 Default. The Company shall provide the Lender copies of any correspondence it receives regarding any default or failure to comply with any material term, provision, covenant or warranty made under, pursuant to or in connection with any material contract, agreement, arrangement, loan or lease within ten (10) days after receipt of such correspondence.

7.5 Board of Directors. The Company shall cause its Board of Directors to hold meetings at least once every calendar quarter.

7.6 Survival of Covenants. The covenants set forth in Section 7 shall terminate and be of no further force or effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of securities for the account of the Company to the public at a price per share equating to not less than a $150 million valuation for the equity of the Company with aggregate cash proceeds to the Company of at least $20 million.

SECTION 8

MISCELLANEOUS

8.1 Entire Agreement; Successors and Assigns. This Agreement, the Related Agreements and the exhibits hereto and thereto constitute the entire agreement between the Company and the Lender relative to the subject matter hereof and supersede any previous agreement between the Company and the Lender. There are no agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts entered into and wholly to be performed within the State of Georgia by Georgia residents without giving effect to conflicts of laws principles.

8.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.4 Headings. The section headings of this Agreement are for convenience and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

8.5 Notices. Except as expressly provided elsewhere herein, any notice required or permitted hereunder shall be effective (a) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (b) on the third business day following the date deposited in the United States mail, if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

If to the Company:

TRX, Inc.

6 W. Druid Hills Drive

Atlanta, Georgia 30329

Attn: Chief Financial Officer

with a copy to:

Jeffrey K. Haidet, Esquire

303 Peachtree Street

Suite 5300

Atlanta, Georgia 30308

If to the Lender to:

Sabre Inc.

3150 Sabre Drive

Southlake, Texas 76092

Attn: James E. Murphy, Treasurer

         James F. Brashear, Corporate Secretary

with a copy to:

W. Thomas Carter, Esquire

Alston & Bird, LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Any party hereto, by notice to the other party hereunder, may change its address for receipt of notices hereunder.

8.6 Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

8.7 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and by the Lender.

8.8 Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED THERETO.

8.9 Finders’ Fees. Each of the Company and the Lender will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the Transactions, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

8.10 Expenses. At the Closing, the Company shall pay all of the out-of-pocket fees and actual expenses incurred by the Lender in connection with the preparation of this Agreement and the Related Agreements, including without limitation, such related closing fees, attorneys’ fees (including the costs of in-house counsel), due diligence review, and consulting fees; provided that in no event shall the Company be required to pay any such fees and expenses which in the aggregate are in excess of $50,000.

8.11 Severability. Should any provision or any part of a provision within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision or part of a provision in this Agreement.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Senior Secured Convertible Note Purchase Agreement as of the date above set forth.

“Company”

TRX, INC.

By:	/s/ Norwood H. Davis, III
	Name:	Norwood H. Davis, III
	Title:	President & CEO

“Lender”

SABRE INVESTMENTS, INC.

By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Treasurer

Index of Schedules and Exhibits

Schedules:

Schedule of Exceptions

Exhibits:

Exhibit A	Note

Exhibit B	Warrant Agreement

Exhibit C	Rights Agreement

Exhibit D	Security Agreement

Exhibit E	Subsidiary Security Agreement

Exhibit F	Guaranty

Exhibit G	Post-Closing Capitalization of the Company

Exhibit H	Employment Agreements

Exhibit I	Pledge Agreement

Exhibit J	Trademark Security Agreement

Exhibit K	Copyright Memoranda

EXHIBIT A

Note

EXHIBIT B

Warrant Agreement

EXHIBIT C

Rights Agreement

EXHIBIT D

Security Agreement

EXHIBIT E

Subsidiary Security Agreement

EXHIBIT F

Guaranty

EXHIBIT G

Post-Closing Capitalization of the Company

EXHIBIT H

Employment Agreements

1.	Norwood H. Davis, III

2.	Timothy J. Severt

3.	Steve Reynolds

4.	Scott R. Hancock

5.	David Fromal

6.	Susan Hopley

7.	Lindsey Sykes

EXHIBIT I

Pledge Agreement

EXHIBIT J

Trademark Security Agreement

EXHIBIT K

Copyright Memoranda

SCHEDULE OF EXCEPTIONS

PROVIDED PURSUANT TO A:

SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

BY AND AMONG

TRX, INC.

And

SABRE INVESTMENTS, INC.

DATED NOVEMBER     , 2001

The disclosures on these schedules may be over inclusive, considering the materiality standard contained in, and the disclosures required by, the provisions of the Senior Secured Convertible Note Purchase Agreement corresponding to the respective Schedules, and the fact that any item or matter is disclosed on these Schedules shall not be deemed to set or establish different standards of materiality or required disclosures from those set forth in the corresponding provisions.

Unless the context otherwise requires, all capitalized terms in the following Schedule of Exceptions shall have the meanings defined in the Agreement.

SCHEDULE 3.1

ORGANIZATION AND STANDING

Arthur H. Limited is not in good standing in Virginia due to failure to file an annual report.

SCHEDULE 3.3(i)

SUBSIDIARIES

100% Ownership (direct and indirect through wholly owned subsidiaries):

TRX Luxembourg, S.à.r.l.

WTT UK Limited

Arthur H. Ltd d/b/a International Software Products d/b/a TRX Data Services

TRX Fulfillment Services LLC f/k/a World Travel Technologies, LLC

Travel Technology, LLC

TRX Technology Services, LP f/k/a Travel Technologies Group, LP

Other Participations:

TRX Central Europe, AG (34%)

eTRX Limited (50%)

Technology Licensing Company, LLC (50%)

SCHEDULE 3.3(ii)

SUBSIDIARIES

Joint Ventures, Partnerships, or other Similar Arrangements:

TRX Central Europe, AG (34%)

eTRX Limited (50%)

Technology Licensing Company, LLC (50%)

SCHEDULE 3.4(b)

CAPITALIZATION AND VOTING RIGHTS

1.	Per the 2000 Stock Incentive Plan there are 1,300,000 authorized stock options, of which 875,000 have been granted to employees and 425,000 remain available for grant.

2.	The Company has entered into a Warrant Agreement with American Express Travel Related Services, Inc. dated July 24, 2000. The total number of potential warrants is 197,787, of which 24,753 are exercisable as of September 30, 2001.

3.	Shareholders Agreement dated November 5, 1999, by and among Hogg Robinson International Benefits Limited, BCD Technology S.A., and WT Technologies, Inc.

4.	Amended and Restated Shareholders Agreement dated May 23, 2001, by and among TRX, Inc.; BCD Technology, S.A.; The Alexander Family L.P.; Danny B. Hood; Ralph Manaker; Steve Reynolds; Velva Wiggins; and Davis Family Holdings, LLC.

5.	Amended and Restated Shareholders Agreement dated August 31, 2001, by and among TRX, Inc.; BCD Technology S.A.; Christopher M. Brittin; Susan R. Hopley; Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust; and Gilmer Siler.

SCHEDULE 3.8

TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES

Equipment liens in capital leases:

1.	Compaq Financial Services, Master Lease and Financing Agreement Number 101100, dated July 2, 2001 with addendum 101100-000002 dated September 13, 2001;

2.	Master Lease between Solarcom LLC and TRX, Inc., dated July 31, 2001, and related UCC-1 financing statement #007-2001-009396, filed in Bartow County, Georgia on August 27, 2001 and assigned to De Lage Landen Financial Services, as Secured Party, on August 27, 2001.

SCHEDULE 3.9(b)(ii)

INTELLECTUAL PROPERTY

Trademarks and Service Marks:

(1)	CoRRe®

•	Clearance™

•	CoRReMail™

•	FareFinder™

•	Forecast™

•	PowerCoRRe™

•	QualityCheck™

•	SeatFinder™

•	UpGrade™

(2)	EnCoRReSM

•	AutoTicketingSM

•	EnCoRRe MailSM

•	FFY Upgrade™

•	Low Fare SearchSM

•	Power EnCoRReSM

•	PreTripSM

•	Reservation Editor™

•	Seat Search™

•	Waitlist Clearance™

(3)	Other Marks

•	Agent 2000™

•	Aimalyzer™

•	Beverly™

•	CRSInterface™

•	CRS Screen Highlighter® (this registration is on the supplemental register; an application is pending with the PTO to register the mark on the principal register; a Notice of Allowance has been issued for this application)

•	Debit Tracker™

•	Fax/OCR Module™

•	Hotel CheckSM

•	InfoLink™

•	Internet Registration Module™

•	Meeting Registration ServicesSM

•	MeetingAssist®

•	Meeting Partner™

•	Message Partner™

•	MoniTOURSSM

•	Navigator® 2000

•	ProfileSync.com®

•	QuickBuildSM

•	ResAssist®

•	ResNotes™

•	Southwest Direct™

•	Ticket PartnerSM

•	CRS ScriptingSM

•	Tickets Robotics 1,2,3SM

•	Transforming Your Online ServiceSM

•	TrinitySM

•	TRXSM (one pending application at the PTO is for script form; a second is for the typed letters; a Notice of Allowance has been issued for each application)

•	ViewMyTripSM

•	WebNavSM

•	XSM (stylized font) (application filed in 2000)

•	xDSSM

(4)	Inactive Products, Services and Company Names

•	OFS Online Fulfillment ServicesSM (abandoned)

•	TTG Travel Technologies Group® (registered for software and related services)

•	TTG® and design (registered for software and related services)

•	TTG® and design (previously registered in connection with educational services that are no longer being utilized by TRX).

•	Travel Technologies Group® (previously registered in connection with educational services that are no longer being utilized by TRX).

Domain Names:

(1)	TRX, Inc.

•	24ktravel.com (inactive; will be allowed to expire on 4/6/02)

•	rewardoneonline.com

•	trx.com

(2)	TRX Fulfillment Services, LLC:

•	ofshost.com

(3)	UK:

•	trxeurope.co.uk

•	trxeurope.com

(4)	Central Europe:

•	trx.ch (Switzerland)

•	trx.de (Germany)

•	trx.li (Liechtenstein)

•	trx.at (Austria)

(5)	TRX Technology Services, L.P.:

•	encorre.com

•	encorre.net

•	profilesync.com

•	resassist.com

•	ttgsoftware.com

•	viewmytrip.com

•	webfaresearch.com

•	xdserver.com

•	xdserver.net

•	meetingassist.com (registered to WorldTravel Partners; used by TRX)

(6)	Arthur H. Ltd. d/b/a International Software Products d/b/a TRX Data Services

•	intlsoft.com

SCHEDULE 3.9(b)(iii)

INTELLECTUAL PROPERTY

Unregistered Copyrights:

(1)	ResAssist® Administration Manual

(2)	CoRRe® Training Manual

(3)	PowerCoRRe™ Training Manual

(4)	PreTripSM Report Manual

(5)	Southwest Direct™ User Guide

(6)	CRS Screen Highlighter® User Guide

(7)	ProfileSync.comSM Administration Manual

(8)	Meeting Partner™

•	User Guide

•	Report Manual

(9)	Planning Partner™ Training Guide

(10)	Navigator® 2000 Online User Manual

Registered Copyrights:

(1)	Expedia New Hire Manual

(2)	Expedia New Hire Facilitator’s Guide

SCHEDULE 3.9(b)(iv)

INTELLECTUAL PROPERTY

Licenses:

(1)	TRX Fulfillment Services, LLC:

•	Oracle License Agreement

•	Kewill Software License Agreement

•	End User Software License Agreement for Actuate Software

•	Checkpoint End User License Agreement

•	Software License Agreement with Cisco Systems, Inc.

•	Solaris Supplemental License Terms

•	Network Associates End User License Agreement

•	Worldspan Subscriber Entity Agreement between TRX, Inc. and Worldspan, L.P., dated November 7, 2000

•	IBM Customer Agreement between TRX, Inc. and IBM Corporation, dated April 23, 2001

•	Software License, Support and Development Agreement between TRX, Inc. and PaperHost.com, Inc., dated June 8, 2001

•	Knowlagent Software License Agreement and Contract for Providing Products and Services to Online Fulfillment Services, dated February 29, 2000, as amended

•	Microsoft Licensing Product Use Rights Agreement

•	TotalNet Master Software License and Support Services Agreement for TRX Fulfillment Services, LLC, signed January 31, 2001 (WorldTravel BTI also a party).

(2)	TRX Technology Services, L.P.

•	Epicor Software Corporation License Agreement; Epicor Software Corporation Maintenance and Support Agreement (for Clientele)

•	Oracle License and Services Agreement

•	Business Objects Software License Agreement

•	License Agreement made by and between Sabre, Inc. and TRX Technology Services, L.P. as of September 7, 2001.

•	Subscriber Entity Agreement E-Commerce by and between Worldspan, L.P. and TRX Technology Services, L.P. dated July 24, 2001.

•	Amendment to the Worldspan Subscriber Entity Agreement by and between Worldspan, L.P. and TRX Technology Services, L.P. dated July 24, 2001.

•	Developer Agreement between Amadeus North America L.L.C. and TRX Technology Services, L.P. dated July 17, 2001.

•	Ancillary Services Agreement between Apollo Galileo USA Partnership and TRX Technology Services, L.P. effective July 1, 2001.

•	Third Party Services Vendor Agreement by and between Apollo Galileo USA Partnership and TRX Technology Services, L.P. dated August 1, 2001.

•	Structured Data Application Programming Interface License Agreement For XML Select by and between Galileo International, L.L.C. and TRX, Inc., effective April 10, 2001.

(3)	Arthur H. Ltd. d/b/a TRX Data Services

•	Actuate Software License Agreement

SCHEDULE 3.9(b)(v)

INTELLECTUAL PROPERTY

TRX Software:

(1)	TRX Technology Services, L.P.

•	CoRRe®

•	Clearance™

•	CoRReMail™

•	FareFinder™

•	Forecast™

•	PowerCoRRe™

•	QualityCheck™

•	SeatFinder™

•	UpGrade™

•	EnCoRReSM

•	EnCoRRe MailSM

•	FFY UpgradeSM

•	Low Fare SearchSM

•	Power EnCoRReSM

•	PreTripSM

•	Reservation EditorSM

•	Seat Search™

•	Waitlist Clearance™

•	CRS Screen Highlighter®

•	ResAssist®

•	ProfileSync.com®

•	Trinity™

•	ViewMyTripSM

•	xDSSM

(2)	TRX Fulfillment Services, LLC

•	Agent 2000SM

•	Ticket PartnerSM

•	CRS ScriptingSM

•	Tickets Robotics 1,2,3SM

•	Message PartnerSM

•	Debit TrackerSM

•	Xact

(3)	Arthur H. Ltd. d/b/a TRX Data Services

•	Navigator® 2000

•	WebNavSM

SCHEDULE 3.10(a)

MATERIAL CONTRACTS AND OTHER COMMITMENTS

1.	End User Software License Agreement between WorldTravel Technologies, LLC and WorldTravel Partners I, LLC dated November 1, 1999

2.	Master Development Agreement between WorldTravel Technologies, LLC and WorldTravel Partners I, LLC dated November 1, 1999

3.	Shared Services Agreement between WorldTravel Technologies, LLC and WorldTravel Partners I, LLC dated November 1, 1999

4.	Service Bureau Software Agreement between WorldTravel Technologies, LLC and WorldTravel Partners I, LLC, dated November 1, 1999

5.	Promissory and Security Agreement between TRX, Inc. and Davis Family Holdings, LLC, dated May 23, 2001

6.	Amended and Restated Pledge Agreement for Steve Reynolds, dated July 1, 2000.

(a)	Promissory Note for Steve Reynolds, dated January 1, 1999

(b)	Promissory Note for Steve Reynolds, dated July 1, 2000

7.	Amended and Restated Shareholders Agreement between TRX, Inc., BCD Technology S.A., Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler, dated August 31, 2001

8.	Bill of Sale and General Assignment between TRX, Inc. and Susan R, Hopley, dated August 31, 2001

9.	Bill of Sale and General Assignment between TRX, Inc. and Christopher M. Brittin, dated August 31, 2001

10.	Bill of Sale and General Assignment between TRX, Inc. and F. Gilmer Siler, dated August 31, 2001

11.	Bill of Sale and General Assignment between TRX, Inc. and Gary D. Smith and Jean H. Smith Trust, dated August 31, 2001

12.	Non-Negotiable Promissory Note and Security Agreement between TRX, Inc. and Susan R. Hopley, dated August 30, 2001.

13.	Non-Negotiable Promissory Note and Security Agreement between TRX, Inc. and Christopher M. Brittin, dated August 30, 2001.

14.	Non-Negotiable Promissory Note and Security Agreement between TRX, Inc. and F. Gilmer Siler, dated August 30, 2001.

15.	Non-Negotiable Promissory Note and Security Agreement between TRX, Inc. and Gary D. Smith and Jean H. Smith Trust, dated August 30, 2001.

16.	Amended and Restated Non-Negotiable Promissory Note between TRX, Inc. and Susan R, Hopley, dated August 31, 2001

17.	Amended and Restated Non-Negotiable Promissory Note between TRX, Inc. and Christopher M. Brittin, dated August 31, 2001

18.	Amended and Restated Non-Negotiable Promissory Note between TRX, Inc. and F. Gilmer Siler, dated August 31, 2001

19.	Amended and Restated Non-Negotiable Promissory Note between TRX, Inc. and Gary D. Smith and Jean H. Smith Trust, dated August 31, 2001

20.	Agreement between TRX, Inc.; Christopher M. Brittin; Susan R. Hopley; Gary D. Smith and Jean H. Smith as trustees of the Gary D. Smith and Jean H. Smith Trust; and F. Gilmer Siler, dated August 31, 2001, to terminate Put Agreement dated November 4, 1999

21.	Document Escrow Agreement between TRX, Inc. and Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler, dated August 31, 2001

22.	Conversion Agreement between TRX, Inc. and Susan R. Hopley, Gary D. Smith and Jean H. Smith, as trustees of the Gary D. Smith and Jean H. Smith Trust, dated August 31, 2001

23.	Release Agreement between TRX, Inc. and Christopher M. Brittin, Susan R. Hopley, Gary D. Smith and Jean H. Smith, as trustees of the Gary D. Smith and Jean H. Smith Trust, and F. Gilmer Siler, dated August 31, 2001

24.	Share Subscription Agreement and Investment Letter between TRX, Inc. and Susan R. Hopley, dated August 31, 2001

25.	Share Subscription Agreement and Investment Letter between TRX, Inc. and Gary D. Smith and Jean H. Smith, as trustees of the Gary D. Smith and Jean H. Smith Trust, dated August 31, 2001

26.	Restated Shareholders Agreement relating to the establishment and operation of e-TRX Limited as a joint venture between TRX, Inc., Hogg Robinson plc, Hogg Robinson Services Limited, WTT UK Limited, E-TRX, and Hogg Robinson Holdings BV, dated May 31, 2001

27.	Trademark Agreement between E-TRX Limited and TRX Luxembourg S.a.r.l., dated November 30, 2000

28.	Trademark License Agreement between TRX, Inc. and Technology Licensing Company, LLC, dated November 30, 2000

29.	Software License Agreement between World Travel Technologies, LLC and Technology Licensing Company, dated November 30, 2000

30.	Software License Agreement between Technology Licensing Company and E-TRX Limited, dated November 30, 2000

31.	Joint Venture and Shareholders Agreement relating to the establishment and operation of TRX Central Europe AG as a joint venture company between TRX, Inc., Kuoni Reisen Holding AG, E-TRX Limited. TRX Central Europe AG, TRX Luxembourg Sarl, dated November 16, 2000

32.	Software License Agreement between E-TRX Limited and TRX Central Europe AG, dated November 30, 2000

33.	Reciprocal Software Development Agreement between TRX, Inc., E-TRX, and TRX Central Europe AG, dated November 30, 2000

34.	Service Bureau Software Services Agreement between E-TRX Ltd. and TRX Central Europe AG, dated November 30, 2000

35.	Shared Services Agreement between TRX Central Europe AG and Kuoni Reisen AG, dated November 30, 2000

36.	Shared Services Agreement between TRX Central Europe AG and Euro Lloyd GmbH & Co. KG, dated November 30, 2000

37.	Pursuant to the Minutes of a Meeting of the Board of Directors on October 25, 2000, each director of the Company is compensated in the amount of $10,000 annually for service on the Board of Directors.

38.	Please also see Schedule 3.23.

SCHEDULE 3.10(b)

MATERIAL CONTRACTS AND OTHER COMMITMENTS

1.	Lease Agreement between World Travel Partners, L.P. and Weeks Realty L.P., dated 1995, as amended August 7, 1996, as amended April 8, 1997, as amended December 3, 1997, as amended October 5, 1998, as amended April 22, 1999, as amended August 17, 1999, as amended March 29, 2000

2.	Assignment of Lease and Consent between World Travel Technologies L.L.C., Duke-Weeks Realty Limited Partnership, and Architectural Development Group, Ltd., dated December 1, 1999

3.	Lease Agreement between Travel Technologies Group, L.P. and Greenville Partners, dated September 15, 1997, as amended

4.	Lease Agreement between Cendant Operations, Inc. and Ft. Motte Partners, L.L.C., dated June 25, 1998

5.	Unconditional Guarantee of Lease between Cendant Operations, Inc. and Ft. Motte Partners, L.L.C., dated June 25, 1998

6.	Assignment and Assumption of Lease between TRX, Inc. and Cendant Operations, Inc., Cendant Finance Holding, Inc., and Ft. Motte Partners, L.L.C., dated April 15, 2000

7.	Option and Right of First Refusal to Purchase Leased Property between WorldTravel Technologies, LLC and City of Milton

8.	Lease Agreement between WorldTravel Technologies, LLC and City of Milton, dated March 31, 2000, as amended

9.	Lease Agreement between WorldTravel Technologies, L.L.C. and Hefty Publishing Company, dated October 1, 1999, as amended

10.	Commercial Lease Agreement between WorldTravel Technologies, LLC and GulfStar Advertising, Inc., dated March 16, 2000

11.	Lease Agreement between WorldTravel Technologies, LLC d/b/a OFS Online Fulfillment Services and Michael W. Baker and Denver D. Horn, dated December 1, 1999, as amended

12.	Office Lease Agreement between Arthur H., Ltd. and Young and Skidmore, Co., dated January 14, 2000

13.	Compaq Financial Services Corporation, Master Lease and Financing Agreement Number 101100, dated July 2, 2001 with addendum 101100-000002 dated September 13, 2001

14.	Master Lease Agreement between Solarcom LLC and TRX, Inc., dated July 31, 2001

15.	Data Network Exchange Facility Services Agreement between Inflow, Inc. and TRX, Inc., dated January 31, 2001

16.	Service Agreement between WorldTravel Partners, L.P. and Microsoft Corporation, dated October 9, 1996 (as amended)

17.	TRX Fulfillment Services Agreement between TRX, Inc. and Cimo Inc. d/b/a Hotwire, dated March 13, 2001

18.	Online Customer Support and Fulfillment Services Agreement between WorldTravel Technologies, L.L.C. d/b/a OFS Online Fulfillment Services and US Airways Inc., dated November 19, 1999

19.	Online Fulfillment Services Agreement between TRX, Inc. and Delta Air Lines, Inc., dated July 17, 2000

20.	Online Fulfillment Services Agreement between TRX, Inc. and Continental Airlines, Inc., dated December 18, 2000 (as amended)

21.	Service Bureau Agreement between Travel Technologies Group, L.P. d/b/a Travel Technologies Group and American Express Travel Related Service Company, Inc., dated July 24, 2000

22.	Addendum A to Service Bureau Agreement dated July 24, 2000 by and between TRX Technology Services, L.P. (formerly known as Travel Technologies Group, L.P.) and American Express Travel Related Service Company, Inc., dated March 9, 2001

23.	Service Bureau Software Services Agreement between TRX Technologies Services, L.P. and Rosenbluth International, Inc., dated May 29, 2001

24.	Service Bureau Software Services Agreement by and between Travel Technologies Group, L.P. d/b/a Travel Technologies Group and Maritz Travel Company dated November 4, 1999.

25.	Service Bureau Software Services Agreement by and between Travel Technologies Group, L.P. and Maritz Travel Company dated January 8, 2001.

26.	Service Bureau Software Agreement by and between Travel Technologies Group, L.P. and McCord Travel Management dated August 22, 2000.

27.	Addendum A to Service Bureau Software Agreement dated August 22, 2000 by and between Travel Technologies Group, L.P. and McCord Travel Management dated March 1, 2000.

28.	Service Provider Agreement between Arthur H. Ltd. d/b/a International Software Products and Citibank, N.A., dated November 24, 1998

29.	Software License and Services Agreement between PeopleSoft USA, Inc. and WorldTravel Partners I, LLC, dated December 23, 1999

30.	Department of Transportation RFP Response

31.	Please also see Schedule 3.9(b)(iv).

SCHEDULE 3.10(c)

MATERIAL CONTRACTS AND OTHER COMMITMENTS

1.	Asset Purchase Agreement between TRX, Inc. and Expedia, Inc., dated October 1, 2001

2.	Asset Purchase Agreement between TRX, Inc. and Cendant Operations, Inc., dated April 15, 2000

3.	Assignment of Lease between TRX, Inc. and Expedia, Inc., Horizon Holdings LLC, and Horizon Partners, Inc., dated October 1, 2001

4.	Please also see Schedule 3.19.

5.	Please also see Schedule 3.10(a), items 5, 6, and 12-19.

SCHEDULE 3.10(d)

MATERIAL CONTRACTS AND OTHER COMMITMENTS

The events of September 11, 2001 have caused a variance from the service levels contemplated under certain service agreements between the Company and its customers. Because the service agreements contain force majeure clauses, the Company believes that it remains in compliance with the terms of these agreements.

SCHEDULE 3.11

LITIGATION

1.	TRX Data Services has filed a claim as an unsecured creditor in the assignment for the benefit of creditors of Managemark, Inc. formerly d/b/a On The Go Software. The total amount of TRX’s claim is $91,500. TRX’s Statement of Claim was filed with the Assignee on December 29, 2000. TRX has not received a determination or payment from the Assignee yet regarding this claim.

2.	TRX is a member of the settlement class of the class action suit against US WEST Communications, Inc. involving the alleged delay in providing telephone service in Washington state. TRX has received no further information regarding the class settlement.

3.	EEOC charge filed on March 12, 2001 by a former employee of TRX Technology Services L.P. against TRX, Inc. claiming discrimination based on national origin. Mediation was not successful. EEOC closed this file, stating it was unable to conclude that the information obtained established a violation of the statutes. The Notice of Suit Rights was mailed by the EEOC to the Charging Party on August 23, 2001. The Charging Party has 90 days from his receipt of the Notice of Suit Rights in which to file a lawsuit against TRX Technology Services under federal law based on the charge. TRX does not expect any further action by the Charging Party in this matter.

4.	Charge filed with the Florida Commission on Human Relations on July 1, 2000 by a former employee alleging discrimination based on disability. TRX submitted its position statement in August 2000. The investigation is still pending. There have been no legal expenses or damages incurred to date. The company believes that it has mitigated its potential liability in this matter by offering the charging party the opportunity to return to her previously held position. The company does not believe this claim has merit.

5.	Notice of Opposition filed with the Trademark Trial and Appeal Board (“TTAB”) of the U.S. Patent and Trademark Office by Arthur H. Ltd. d/b/a International Software Products d/b/a TRX Data Services against Navigant International, Inc., opposing the registration of the NAVIGANT mark. The parties have agreed to a settlement of this matter. Navigant will pay TRX Data Services $15,000 and TRX Data Services will withdraw its opposition to the registration.

6.	On August 2, 2001, TRX sent a cease and desist letter to Epic Consulting Services Ltd., alleging unauthorized use of the ResAssist® service mark in connection with software products and services for water reservoirs. Epic has denied any conflict. This matter remains under consideration by TRX.

7.	Letter with notice of potential dispute received on October 25, 2001 from a former employee alleging violation of the Family and Medical Leave Act and company policy. The company does not believe this claim has merit.

8.	In March 2001, Target Sports Adventures, a potential customer, alleged TRX made misrepresentations regarding a TRX Technology Services product. TRX denied the allegation. The dispute was settled for $7,500 paid to Target Sports plus a total of $12,500 paid to mutually agreed-upon charitable organizations. The payment to Target Sports and half of the charitable donation was made in April 2001, and the remaining half of the charitable donation will be made before the end of the year.

9.	Opposition # B409864 filed by Alexander Goldszer of Stuttgart, Germany, to challenge the European Community registration of the “X” stylized mark, application # 1537257.

SCHEDULE 3.12 TAXES

1.	Dekalb County (Georgia) audited TRX for its 1996, 1997, 1998 and 1999 property taxes. TRX received a letter, dated October 29, 2001, stating there were no exceptions.

2.	TRX has been audited in various years in the state of Texas regarding sales tax. TRX has received a notice from the state of Texas that it will audit TRX for the years 1999 and 2000 regarding sales tax.

3.	The 2000 tax return for WTT UK Ltd., to be filed in the United Kingdom, has not been filed. WTT UK Ltd. has been granted an extension to file that return.

SCHEDULE 3.14

EMPLOYEE BENEFIT PLANS

Qualified Retirement Plans

The Company is a participating employer in the World Travel Partners, L.P. Profit Sharing Retirement Plan and Trust, a defined contribution plan with a Code Section 401(k) feature.

Welfare Plans

The Company is a participating employer in various welfare plans sponsored by World Travel Partners, L.P., including the following:

1.	Medical and Dental Insurance Plan (United Healthcare, other HMOs/PPOs - Benesight)

2.	Core Long-Term Disability Insurance Plan (Unum)

3.	Supplemental Long-Term Disability Plan (Unum)

4.	Short-Term Disability (Unum)

5.	Business Travel Accident (company paid) (Unum)

6.	Life Insurance (company paid) (Unum)

7.	Supplemental Life Insurance (Unum)

8.	Accidental Death and Dismemberment (company paid) (Unum)

9.	Supplemental Accidental Death and Dismemberment (Unum)

10.	Personal Accident and Personal Cancer Insurance (AFLAC)

11.	Vision Insurance (company contributes to cost if elected) (VSP)

12.	Flexible Benefits Plan - Plus flexible spending accounts for medical reimbursement and dependent care assistance

SCHEDULE 3.16

REGISTRATION RIGHTS AND VOTING

Voting agreements are in effect pursuant to the following agreements:

1.	An Agreement dated November 4, 1999, by and among WT Technologies, Inc.; Susan R. Hopley; and Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust.

2.	Shareholders Agreement dated November 5, 1999, by and among Hogg Robinson International Benefits Limited, BCD Technology S.A., and WT Technologies, Inc.

3.	Amended and Restated Shareholders Agreement dated May 23, 2001, by and among TRX, Inc.; BCD Technology, S.A.; The Alexander Family L.P.; Danny B. Hood; Ralph Manaker; Steve Reynolds; Velva Wiggins; and Davis Family Holdings, LLC.

4.	Amended and Restated Shareholders Agreement dated August 31, 2001, by and among TRX, Inc.; BCD Technology S.A.; Christopher M. Brittin; Susan R. Hopley; Gary D. Smith and Jean H. Smith, as Trustees of the Gary D. Smith and Jean H. Smith Trust; and Gilmer Siler.

SCHEDULE 3.19

RELATED PARTY TRANSACTIONS

Indebtedness to Related Parties:

1.	Working capital line of credit with WorldTravel BTI - balance fluctuates daily.

2.	Various payables/receivables to WorldTravel incurred in the ordinary course of business.

3.	Please also see Schedule 3.10(a).

Receivables from Related Parties:

1.	Please see Schedule 3.10(a), items 5 and 6.

SCHEDULE 3.20(a)

FINANCIAL STATEMENTS

See attached Financial Statements.

SCHEDULE 3.20(b)

FINANCIAL STATEMENTS

1.	On October 1, 2001, the Company paid ABN Amro $2.5 million pursuant to a Credit Agreement dated April 25, 2000.

2.	On October 1, 2001, the Company sold the Tacoma call center to Expedia, Inc. for proceeds of approximately $1.3 million.

3.	The Company makes no representation or warranty regarding potential adverse effects upon the Company or any of its key customers, including airlines and other travel-related entities, resulting from the tragedies of September 11, 2001, or any other similar event that may occur in the future.

4.	The Company makes no representation or warranty regarding the solvency of any key customers, including airlines and other travel-related entities.

SCHEDULE 3.21

COMPLIANCE WITH OTHER INSTRUMENTS

The Company is currently performing an internal audit to establish compliance with “shrink-wrap” general office and accounting software.

SCHEDULE 3.23

EMPLOYEES

1.	Employment Contract between TRX, Inc. and Norwood H. Davis, III, as amended, dated 12/1/99;

2.	Employment Contract between TRX, Inc. and Timothy J. Severt, as amended, dated 2/1/00;

3.	Employment Contract between TRX, Inc. and Steve Reynolds, as amended, dated 7/1/00;

4.	Employment Contract between TRX, Inc. and Scott R. Hancock, as amended, dated 1/8/00;

5.	Amended and Restated Employment Contract between TRX, Inc. and David Fromal, as amended, dated 2/23/01;

6.	Employment Contract between TRX, Inc. and Susan Hopley, as amended, dated 11/4/99;

7.	Employment Contract between Arthur H. Ltd. d/b/a International Software Products d/b/a TRX Data Services and Christopher M. Brittin, as amended, dated 11/4/99;

8.	Employment Contract between TRX Fulfillment Services, LLC and Charles W. Crissman, dated 4/1/01;

9.	Employment Agreement between TRX Fulfillment Services, LLC and Pamela I. Hodnett, as amended, dated 10/1/98;

10.	Employment Contract between TRX Fulfillment Services, LLC and John T. Macko, dated 4/1/01;

11.	Employment Agreement between TRX Fulfillment Services, LLC and Matthew W. Watson, as amended, dated 10/1/98;

12.	Employment Agreement between TRX Fulfillment Services, LLC and Velva Demme Wiggins, as amended, dated 1/31/97;

13.	Employment Contract between TRX Fulfillment Services, LLC and Wendy A. Williams, as amended, dated 10/1/98;

14.	Employment Agreement between TRX Technology Services, L.P. and Clay Armstrong, as amended, dated 1/1/93;

15.	Employment Contract between TRX Technology Services, L.P. and Walter Boyd, as amended, dated 8/1/99;

16.	Employment Contract between Arthur H. Ltd. d/b/a International Software Products d/b/a TRX Data Services and Gil Siler, dated 8/31/01;

17.	Employment Contract between TRX, Inc. and Lindsey Sykes, dated 4/1/01;

18.	See Schedule 3.14.

Employment contracts for Clay Armstrong and Walter Boyd contain guaranteed minimum bonuses. All other employment contracts contemplate discretionary bonuses.

SCHEDULE 3.24

CHANGES

Please see Schedule 3.20(b) and items 1 and 2 under “Indebtedness to Related Parties” on Schedule 3.19.

SCHEDULE 3.26

BUSINESS PLAN

1.	The Company is no longer pursuing a joint venture with WorldTravel BTI to address business-to-business fulfillment.

2.	The Company is no longer marketing meeting application products.

3.	The Company makes no representation or warranty regarding potential adverse effects upon the Company or any of its key customers, including airlines and other travel-related entities, resulting from the tragedies of September 11, 2001, or any other similar event that may occur in the future.

4.	The Company makes no representation or warranty regarding the solvency of any key customers, including airlines and other travel-related entities.

5.	See attached Business Plan.

SCHEDULE 3.27

COMPLIANCE WITH LAWS

See Schedule 3.11 and 3.21.

SCHEDULE 3.29

BROKER’S AND FINDERS’ FEES

Pursuant to an Agreement with The Robinson-Humphrey Company, LLC dated April 27, 2001, the Company expects to pay Robinson-Humphrey $200,000 upon the closing of Senior Secured Convertible Note Purchase Agreement.